United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 31, 2008

S&T Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	0-12508	25-1434426
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Philadelphia Street, Indiana, PA	15701
(Address of Principal Executive Offices)	Zip Code

Registrant’s telephone number, including area code (800) 325-2265

Not Applicable

Former name or address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 31, 2008, S&T Bancorp, Inc. (“S&T”) restated the prior Severance Agreement, dated January 31, 2007, with Todd D. Brice, Chief Executive Officer of S&T to bring it into compliance with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and other guidance promulgated thereunder (“Section 409A”). The primary terms and compensation payments contemplated by the Severance Agreement remain unchanged.

On December 31, 2008, S&T restated the prior Severance Agreements, dated January 31, 2007, with each of (i) Robert E. Rout, Senior Executive Vice President, Chief Financial Officer, Chief Administrative Officer and Secretary; (ii) Edward C. Hauck, Senior Executive Vice President and Retail Banking and Support Services Group Manager; (iii) David G. Antolik, Senior Executive Vice President of Commercial Lending; and (iv) Gregory T. Young, Executive Vice President and Managing Director of Wealth Management. The parties restated the prior agreements also to bring them into compliance with the requirements of Section 409A. The primary terms and compensation payments contemplated by the Severance Agreements remain unchanged.

The foregoing description of the Severance Agreements is qualified in its entirety by reference to the complete text of the Severance Agreements, which are filed hereto as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, and are incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits

(d)	Exhibits.

(10.1)	Severance Agreement, by and between Todd D. Brice and S&T Bancorp, Inc. dated December 31, 2008.* Filed herewith.

(10.2)	Severance Agreement, by and between Robert E. Rout and S&T Bancorp, Inc. dated December 31, 2008.* Filed herewith.

(10.3)	Severance Agreement, by and between Edward C. Hauck and S&T Bancorp, Inc. dated December 31, 2008.* Filed herewith.

(10.4)	Severance Agreement, by and between David G. Antolik and S&T Bancorp, Inc. dated December 31, 2008.* Filed herewith.

(10.5)	Severance Agreement, by and between Gregory T. Young and S&T Bancorp, Inc. dated December 31, 2008.* Filed herewith.

*	Compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

S&T Bancorp, Inc.

/s/ Robert E. Rout
Robert E. Rout
Senior Executive Vice President,
December 31, 2008	Chief Financial Officer, Chief Administrative Officer and Secretary